Exhibit 99.1

August 11, 2014

Insmed Announces Proposed Public Offering of Common Stock

BRIDGEWATER, N.J.--(BUSINESS WIRE)-- Insmed Incorporated (Nasdaq:INSM) announced today that it has commenced an underwritten public offering of $80 million of its common stock. All of the shares of common stock in the offering are to be sold by Insmed.

Insmed intends to use the net proceeds from this offering to fund further clinical development of ARIKAYCE™, or liposomal amikacin for inhalation, to treat nontuberculous mycobacteria (NTM) lung disease patients and Pseudomonas aeruginosa lung infections in cystic fibrosis (CF) patients, to fund its efforts to obtain regulatory approvals and commercialize ARIKAYCE for NTM patients and Pseudomonas aeruginosa in CF patients, to invest in increased third-party manufacturing capacity in anticipation of possible commercial launch of ARIKAYCE in Europe and the United States, and the balance to fund working capital, capital expenditures, general research and development, and other general corporate purposes, which may include the acquisition or in-license of additional compounds, product candidates, technology or businesses.

Leerink Partners LLC is acting as sole book-running manager, with Piper Jaffray & Co. and JMP Securities LLC acting as lead managers, and H.C. Wainwright & Co., LLC acting as co-manager for the offering. Insmed expects to grant the underwriters a 30-day option to purchase up to an aggregate of $12 million of additional shares of common stock at the offering price. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

A shelf registration statement on Form S-3 relating to the public offering of the shares of common stock described above was filed with the Securities and Exchange Commission (“SEC”) and was automatically effective upon filing. The public offering will be made only by means of a prospectus and related prospectus supplement, copies of which may be obtained, when available, from Leerink Partners LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, by telephone at 1-800-808-7525 or by email at Syndicate@Leerink.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Insmed

Insmed Incorporated is a biopharmaceutical company dedicated to improving the lives of patients battling serious lung diseases. Insmed is focused on the development and commercialization of ARIKAYCE, or liposomal amikacin for inhalation, for at least two identified orphan patient populations: patients with nontuberculous mycobacteria (NTM) lung infections and cystic fibrosis (CF) patients with Pseudomonas aeruginosa lung infections.

Forward-looking statements

This release contains forward-looking statements. Words, and variations of words, such as “intend,” “expect,” “will,” “anticipate,” “believe,” “continue,” “propose” and similar expressions are intended to identify forward-looking statements. Investors are cautioned that such statements in this release, including statements relating to the expected offering, the intended use of proceeds, the status, results and timing of clinical trials and clinical data, the anticipated benefits of Insmed’s products, the anticipated timing of regulatory submissions, and the ability to obtain required regulatory approvals, bring products to market and successfully commercialize products constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, without limitation, market conditions, failure or delay of European, Canadian, U.S. Food and Drug Administration and other regulatory reviews and approvals, competitive developments affecting the Company’s product candidates, delays in product development or clinical trials or other studies, patent disputes and other intellectual property developments relating to the Company’s product candidates, unexpected regulatory actions, delays or requests, the failure of clinical trials or other studies or results of clinical trials or other studies that do not meet expectations, the fact that subsequent analyses of clinical trial or study data may lead to different (including less favorable) interpretations of trial or study results or may identify important implications of a trial or study that are not reflected in Company’s prior disclosures, and the fact that trial or study results or subsequent analyses may be subject to differing interpretations by regulatory agencies, the inability to successfully develop the Company’s product candidates or receive necessary regulatory approvals, the inability to make product candidates commercially successful, changes in anticipated expenses, changes in the Company’s financing requirements or ability to raise additional capital, and other risks and challenges detailed in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2013 and its subsequent quarterly reports on Form 10-Q. Investors are cautioned not to place undue reliance on any forward-looking statements that speak only as of the date of this news release. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances or changes in its expectations.

Insmed Incorporated

Andrew T. Drechsler, 908-947-4327

Chief Financial Officer